Exhibit 4.2

FORM OF SECURITY

UNATION, INC.

REVENUE-BACKED CONVERTIBLE SECURITY

REVENUE-BACKED CONVERTIBLE SECURITY

This Revenue-Backed Convertible Security (this “Security”) is issued by UNATION, Inc., a Delaware corporation (the “Company”), to the holder identified in the Company’s records (the “Holder”), as of the date of issuance.

1. Definitions

For purposes of this Security:

●	“Investment Amount” means the amount paid by the Holder for this Security.

●	“Return Cap” means an amount equal to 150% of the Investment Amount.

●	“Gross Revenues” means the Company’s gross revenues as determined in accordance with U.S. GAAP.

●	“Revenue Allocation” means approximately 8% of Gross Revenues, allocated among holders of all outstanding securities of this type on a pro rata basis.

●	“Conversion Price” means $6.00 per share of Class A common stock.

●	“Conversion Event” means the satisfaction of the Return Cap as described herein.

2. Revenue Participation

2.1 Allocation

The Company shall allocate to the holders of all outstanding Securities, on a pro rata basis:

●	8% of its Gross Revenues.

2.2 Nature of Participation

The Holder acknowledges that:

●	This Security represents a contractual participation right in revenue

●	It is not a debt instrument

●	It is not secured

●	It is not senior to any other obligations of the Company

The Holder has no claim on any specific assets of the Company.

2.3 Payment

●	Payments shall be made quarterly, to the extent revenue has been generated

●	Payments shall be distributed pro rata among all holders

2.4 No Guaranteed Payments

The Company shall have no obligation to make payments except from actual Gross Revenues.

If Gross Revenues are insufficient:

●	Payments may be reduced or not made

3. Return Cap

The Holder shall be entitled to receive aggregate payments equal to the Return Cap.

Upon reaching the Return Cap:

●	The Holder’s right to further revenue participation shall terminate

4. Conversion

4.1 Automatic Conversion

Upon satisfaction of the Return Cap:

●	This Security shall automatically convert into shares of the Company’s Class A common stock

No action is required by the Holder.

4.2 Conversion Calculation

The number of shares issued upon conversion shall be equal to:

●	Investment Amount divided by the Conversion Price

4.3 Effect of Conversion

Upon conversion:

●	All rights under this Security shall terminate

●	The Holder shall become a holder of Class A common stock

5. Company Prepayment Right

The Company may, at its sole discretion:

●	Pay the Holder an amount equal to the remaining Return Cap at any time

Upon such payment:

●	The Return Cap shall be deemed satisfied

●	The Security shall convert as described above

6. No Maturity; No Default

This Security:

●	Has no maturity date

●	Does not require repayment on a fixed schedule

The Company shall not be in default if:

●	Revenues are insufficient to generate payments

●	Payments are delayed or not made due to performance

7. No Voting Rights

Prior to conversion:

●	The Holder shall have no voting rights

●	The Holder shall have no management or governance rights

8. Transfer Restrictions

This Security is a restricted security.

It may not be transferred except:

●	In compliance with applicable securities laws; and

●	Subject to the prior written consent of the Company

Permitted transfers may include:

●	Transfers to affiliates

●	Estate planning transfers

9. No Redemption Rights

The Holder shall have no right to:

●	Require the Company to redeem or repurchase this Security

10. No Security Interest

This Security:

●	Is not secured

●	Does not create any lien or claim on Company assets

11. Ranking

This Security:

●	Does not constitute indebtedness

●	Is not senior to any obligations of the Company

●	Does not have priority over any other securities

12. Governing Law

This Security shall be governed by and construed in accordance with the laws of the State of Delaware.

13. Amendments

This Security may be amended

●	By the Company with the consent of holders of a majority of outstanding Securities of this type

14. Records

The Company (or its transfer agent, VStock Transfer, LLC) shall maintain records of ownership of this Security. The transfer agent’s records shall serve as the official record of ownership for all purposes.

Ownership shall be reflected in the Company’s books and records.

SIGNATURE

IN WITNESS WHEREOF, the Company has caused this Security to be issued as of the date set forth above.

Accepted by UNATION, INC.

By:	/s/ John J. Bartoletta
Name:	John J. Bartoletta
Title:	Authorized Officer
Date:	5-1-2026

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